Exhibit 99.1

Contact at 214/432-2000

Michael R. Haack President and Chief Executive Officer D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News for Immediate Release

Eagle Materials Inc. Announces Agreement to Acquire

Kosmos Cement Plant and Related Assets

(DALLAS — November 26, 2019): Eagle Materials Inc. (NYSE: EXP) announced today that the Company has entered into a definitive agreement with Kosmos Cement Company (a joint venture between CEMEX S.A.B. de C.V. and Buzzi Unicem S.p.A.), to purchase Kosmos’ Louisville, Kentucky cement plant, as well as related assets, which include seven distribution terminals and substantial raw material reserves. The plant has the capacity to produce nearly 1.7 million tons of cement annually.

The purchase price is $665 million, subject to customary post-closing adjustments. Eagle anticipates certain tax benefits arising from the transaction, the net present value of which is expected to be approximately $120 million. The transaction is expected to close in the first quarter of calendar 2020, following the receipt of required regulatory approvals and other customary closing conditions. Calendar 2019 normalized revenue and EBITDA before synergies for the acquired assets is estimated to be $170 million and $56 million, respectively. The acquisition will increase Eagle’s US cement capacity by roughly 25% and is expected to be accretive to earnings and cash flow in the first full year of ownership.

Michael Haack, Eagle Materials Inc. President and Chief Executive Officer, said the agreement represents a significant milestone in the company’s growth strategy. “At Eagle we have been disciplined in the strategic growth of our integrated network of cement plants in the US heartland, and the Kosmos facilities are a natural fit. The Kosmos facilities are high-quality, low-cost assets that align with our long-term strategic growth plans and meet our criteria for new investment. These assets will also enable us to participate more significantly in US construction and infrastructure market growth.”

Mike Nicolais, Eagle Materials Board Chairman added, “This acquisition is an exceptional geographic fit with our existing system of heartland-US cement assets. It not only extends our reach in key US markets, but also enhances the near and long-term cash flow generation capabilities of our businesses. Also this acquisition is especially timely in light of our previously announced plans to separate our Heavy Materials and Light Materials businesses into two independent, publicly traded corporations. Moreover, this investment reflects the balanced approach Eagle takes in capital allocation between profitable growth and the return of capital to shareholders, and combined with the more than $320 million of capital we returned to shareholders in the first half of the year, it reflects the strong cash flow generation capabilities of our businesses.”

Financial Terms

Eagle intends to finance the acquisition through a combination of cash on hand and borrowings under a new term loan. Eagle remains focused on maintaining a prudent capital structure and a strong financial position following the close and financing of the transaction.

Goldman, Sachs & Co. is acting as exclusive financial advisor to Eagle on this transaction.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete, Sand and Aggregates, from more than 75 facilities across the US. Eagle is headquartered in Dallas, Texas.

Use of Non-GAAP Financial Measures

This press release contains a non-GAAP financial measure, EBITDA, of the estimated performance during 2019 of the assets to be acquired by the Company. A portion of the period for which an EBITDA estimate is provided will occur in the future. In addition, the Company has not received historical net income information for the acquired business for all or a substantial portion of 2019. Moreover, the financial information provided to the Company with respect to the acquired assets includes the results of operations attributable to certain assets in addition to those to be acquired by the Company in this transaction. For these and other reasons, it is not feasible to provide reconciliation of EBITDA for the acquired assets to the most comparable U.S. GAAP measure. EBITDA generally reflects earnings, as adjusted to exclude, among other things, the impact of interest income and expense, depreciation and amortization expense, and income tax expense or benefit. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of core operating results and future prospects of the acquired assets without the effect of these other items, which would differ significantly in the case of Kosmos as compared to the Company. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements.

The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in activity in the oil and gas industry, including the level of fracturing activities and the demand for frac-sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; a cyber-attack or data security breach; announced increases in capacity in the gypsum wallboard, cement and frac sand industries; changes in the demand for residential housing construction or commercial construction; risks related to pursuit of acquisitions, joint ventures and other transactions; general economic conditions; and interest rates.

For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. Finally, the proposed separation of our Heavy Materials and Light Materials businesses into two independent, publicly traded corporations is subject to various risks and uncertainties, and may not be completed on the terms or timeline currently contemplated, or at all. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000

Michael Haack
President and CEO
D. Craig Kesler
Executive Vice President and CFO
Robert S. Stewart
Executive Vice President, Strategy, Corporate Development and Communications